Exhibit 10.3

The German text of the Terms and Conditions of the Bonds is the exclusively legally binding one. This English translation is for convenience only.


                TERMS AND CONDITIONS OF THE BONDS


                           Section 1
            (Form, Denomination and Further Issues)

1. The issue of Lone Star Industries, Inc., Stamford, Ct, USA ("Issuer") in the aggregate principal amount of Euro 300,000,000 (in words: Euros three hundred million) is divided into 300,000 bearer bonds in the denomination of Euro 1,000 each ("Bonds").

2. The Bonds are represented for the whole life of the Bonds by a global bearer Bond ("Global Bond") which is deposited with Deutsche Boerse Clearing Aktiengesellschaft, Frankfurt am Main ("Clearing AG"). The rights to demand payment of interest are not evidenced by a separate document. The Global Bond bears the manual or facsimile signatures of two duly authorised officers of the Issuer as well as the manual signature of an authentication officer of Dresdner Bank Aktiengesellschaft, Frankfurt am Main ("Dresdner Bank").

3. No definitive Bonds shall be issued. The right to demand the printing and delivery of definitive Bonds shall be excluded. The holders of the Bonds ("Bondholders") are entitled to co-ownership participations in the Global Bond, which are transferable in accordance with the rules and regulations of Clearing AG and, outside the Federal Republic of Germany, Cedelbank and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear").

4. The Issuer reserves the right from time to time without the consent of the Bondholders to issue additional bonds with identical terms, so that the same shall be consolidated, form a single Issue with and increase the aggregate principal amount of the Bonds. The term "Bonds" shall, in the event of such increase, also comprise such additionally issued bonds.



                        Section 2
                       (Interest)

1. The Bonds shall bear interest from 08 November 1999 (including) ("Issue Date") up to 08 November 2004 (excluding) ("Maturity Date") annually at the rate of 5.875 per cent. Such interest will be payable in arrears on 08 November of each year (each an "Interest Payment Date"), commencing on 08 November 2000.

Each period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date, and each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an "Interest Period".

2. The Bonds will cease to bear interest at the end of the day preceding the due date, even if the due date is not a banking day. Should, however, the Issuer or Dyckerhoff AG, Wiesbaden ("Guarantor") fail to meet its repayment obligation either (i) when due, or (ii) when the due date is not a banking day in Frankfurt am Main, on the next succeeding banking day, then the Bonds will not cease to bear interest at the end of the day preceding their due date, but only on the day of redemption; at the latest, however, they will cease to bear interest 14 days after the day on which, according to Section 13, it is announced that the necessary funds have been placed at the disposal of the Paying Agent (Section 4 paragraph 2).

3. For the purposes of these Terms and Conditions of the Bonds a "Banking Day" means a day, on which banks in Frankfurt am Main and Clearing AG effect payments.

4. If interest is to be calculated for a period of less than one year, it shall be calculated on the basis of the actual number of days elapsed, divided by the number of days (365 or 366) in the relevant interest year.


                           Section 3
                          (Maturity)

1. The life of the Bonds shall be 5 years. The Issuer undertakes to redeem the Bonds at the principal amount on 08
November 2004.

2. The Issuer is entitled to purchase Bonds in the market or otherwise.


                           Section 4
                          (Payments)

1. The Issuer irrevocably undertakes to pay, when due, to the Paying Agent principal and interest and additional amounts ("Additional Amounts"), if any, to be paid according to Section 5 in Euro. Principal of and interest on the Bonds shall be paid to the Bondholders with due observance of any tax, foreign exchange or other laws and regulations of the Federal Republic of Germany without it being permissible to require the execution of an affidavit or compliance with any other formality whatsoever, unless such affidavit or formality is prescribed by the law of the Federal Republic of Germany. Payments shall be made through the paying agent by a Euro-cheque or transfer to a Euro-account with a bank specified by the payee in a city in which banks have access to the TARGET-System.

2. The "Paying Agent" is Dresdner Bank Aktiengesellschaft, Juergen-Ponto-Platz 1, 60301 Frankfurt am Main. All payments of principal and interest and Additional Amounts, if any, will be passed on by the Paying Agent to Clearing AG for credit to the accounts of the respective depositary banks of the Bondholders with the Clearing AG.

3. The Paying Agent, in its capacity as such, is acting exclusively as agent for the Issuer and does not have any relationship of agency or trust with the holders of Bonds.

4. No payment will be made in respect of the Bonds upon presentation, or any other demand for payment, to the Issuer or its paying agents within the United States, by mail to an address in the United States of America ("United States") or by transfer to an account in the United States, except as may be permitted by United States tax laws and regulations in effect at the time of such payment without detriment to the Issuer.


                         SECTION 5
(Taxation and Call Rights for Taxation Reasons or Reporting
Requirements)

1. Principal and interest are to be paid without withholding at source or deduction at source of any present or future taxes, fees or duties of whatsoever nature which are imposed by or in the United States and or from or in the Federal Republic of Germany, unless it is required by law. Any taxes, fees or duties levied after the issue of the Bonds from or in the United States and or from or in the Federal Republic of Germany by means of withholding at source or deduction at source are to be borne by the Issuer or the Guarantor as Additional Amounts in such a way that payment of the principal and interest to the Bondholders can be made at the full face value. The tax on interest payment which has been in effect in the Federal Republic of Germany since 1 January 1993 and the solidarity surcharge imposed thereon as from 1 January 1995 as well as the EU-wide standardized withholding tax proposed by the EU Commission according to a "Council Directive to ensure a minimum of effective taxation of savings income within the EU" - KOM (1998) 295 endg. - 98/0194 (CNS) from 20 May 1998 do not constitute such a withholding tax or withholding levy on interest payments as described above.

2. However, the Issuer or the Guarantor shall not be obliged to pay any Additional Amounts on account of any such taxes, fees or duties,

a) which are to be paid on payments of principal or interest by any other means than withholding at source or deduction at source, or

b) which the Bondholder is subject to for any reason other than the mere fact of being a recipient of principal or interest in respect of the Bonds, in particular if the Bondholder is subject to such taxes, fees or duties based on a personal unlimited or limited tax liability, or

c) which the Bondholder would not be subject to, if he had claimed payments of principal of and interest on the Bonds within 30 days from the respective due date or from the relevant date; if the Paying Agent has not received the amounts due on or before the due date, the relevant date for the beginning of the 30 days' period shall be the date on which it is announced in accordance with Section 13 that the required amounts have been received by the Paying Agent; or

d) that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or trust, or a partner, member or shareholder of such holder, if such holder is a partnership, limited liability company, corporation or other business entity) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, partner, member or shareholder) being or having been a citizen, resident or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having had a permanent establishment therein, or (ii) such holder's present or former status as a personal holding company, controlled foreign corporation, foreign personal holding company or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax; or

e) which are any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge; or

f) imposed on a Bondholder that is a bank within the meaning of Section 881 (c)(3)(A) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder ("Code"), or imposed on a Bondholder that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote within the meaning of Section 871(h)(3) of the Code; or

g) imposed as a result of the failure to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Bond, if such compliance is required by statute, or by regulation of the United States, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

h) required to be withheld by any paying agent from any payment on a Bond if such payment can be made without such withholding by at least one other paying agent; or

i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will Additional Amounts be paid with respect to any payment on a Bond to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income for Federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Bond.

Whenever in this Bond there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, a Bond, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 5 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 5, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

3. If at any time due to a change in tax law after the issue of the Bonds, the Issuer is or will be required to pay Additional Amounts under paragraph 1 and paragraph 2, the Issuer is entitled upon not less than one month's notice to call all Bonds on each 8th day of any month for early repayment at par.

No such notice shall take effect earlier than on the 8th day of the month which precedes the month in which payment of Additional Amounts would first have to be effected or such taxes, fees or duties would have to be deducted by means of deduction at source or to be withheld by means of withholding at source, if the repayment date is not an interest payment date, interest accrued to the repayment date from the preceding interest payment date will be paid. A call by the Issuer shall be effected by announcement in accordance with Section 13.

If the Issuer shall determine that any payment of principal or interest due in respect of any Bond made outside the United States by the Issuer or any paying agent would, under any present or future laws or regulations of the United States, be subject to any certification, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Issuer, any paying agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien, as defined below) of a beneficial owner of a Bond who is a United States Alien (other than such a requirement which (i) would not be applicable to a payment made by the Issuer or any paying agent (1) directly to the beneficial owner or (2) to a custodian, nominee or other agent of the beneficial owner, (ii) can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in items
(i) (2) or (ii), payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee, or other agent described in (iv) of this sentence), (iii) would not be applicable to a payment made by at least one other paying agent of the Issuer or (iv) is applicable to a payment to a custodian, nominee, or other agent of the beneficial owner who is a United States person (as defined below), a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income for the 3-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States), the Issuer at its election shall either (x) redeem the Bonds, as a whole, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, or (y) if the conditions of the next succeeding subparagraph are satisfied, pay the Additional Amounts specified in such subparagraph. The Issuer shall make such determination and election as soon as practicable and give prompt notice thereof ("Determination Notice") in the manner described in Section 13, stating the effective date of such certification, information or reporting requirements, whether the Issuer has elected to redeem the Bonds or to pay the Additional Amounts specified in the next succeeding subparagraph, and (if applicable) the last date by which the redemption of the Bonds must take place, as provided in the next succeeding sentence. If the Issuer elects to redeem the Bonds, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Principal Paying Agent given not less than 45 nor more than 75 days before the date fixed for redemption. Notice of such redemption of the Bonds which shall be irrevocable will be given to the holders of the Bonds in the manner described in Section 13 below not less than 30 nor more than 60 days prior to the date fixed for redemption.

If and so long as the certification, information or other reporting requirements referred to in the preceding subparagraph would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Issuer may elect to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Issuer or any paying agent of principal or interest due in respect of any Bond to a holder who certifies that the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any paying agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge that (i) is the result of a certification, information or other reporting requirement described in the second parenthetical clause of the first sentence of the preceding subparagraph or (ii) is imposed as a result of presentation of such Bond for payment more than 30 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bond to be then due and payable. In the event the Issuer elects to pay such Additional Amounts, the Issuer will have the right, at its sole option, at any time, to redeem the Bonds as a whole, but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption. If the Issuer has made the determination described in the preceding subparagraph with respect to certification, information or other reporting requirements applicable only to interest and sub-sequently makes a determination in the manner and of the nature referred to in such preceding subparagraph with respect to such requirements applicable to principal, the Issuer will redeem the Bonds in the manner and on the terms described in the preceding subparagraph unless the Issuer elects to have the provisions of this subparagraph apply rather than the provisions of the immediately preceding subparagraph. If in such circumstances the Bonds are to be redeemed, the Issuer shall have no obligation to pay Additional Amounts pursuant to this subparagraph with respect to principal or interest accrued and unpaid after the date of the notice of such determination indicating such redemption, but will be obligated to pay such Additional Amounts with respect to interest accrued and unpaid to the date of such determination. If the Issuer elects to pay Additional Amounts pursuant to this subparagraph and the condition specified in the first sentence of this subparagraph should no longer be satisfied, then the Issuer shall promptly redeem such Bonds.

As used in these Terms and Conditions of the Issue, the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction. The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States Federal income taxation regardless of its source, or a trust subject to the supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701(a)(30) of the Code. The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

In the event that the Issuer is required or elects to redeem the Bonds pursuant to the provisions set forth in subparagraph (4),
(5) or (6) of this Section 5, the Issuer will deliver to the Principal Paying Agent a certificate, signed by an authorized officer, stating that the Issuer is entitled to redeem the Bonds pursuant to their terms along with any written opinion of independent legal counsel required in connection therewith. Notice of intention to redeem the Bonds and all other notices in accordance with the provisions of the preceding subparagraphs of this Section 5 will be given in accordance with Section 13 below. In the case of a redemption, notice will be given by the Issuer once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.



                          Section 6
                         (Transfer)

The Issuer and/or the Guarantor undertake to transfer to the Paying Agent in Euros all sums required for the performance of the financial obligations arising from these Terms and Conditions of the Bond. Such transfer to the Paying Agent is to be made in a timely manner, under any and all circumstances and, if necessary, irrespective of any present or future payment and clearing agreements and regardless of the nationality, domicile or residence of the Bondholder and without any requirement to execute an affidavit or to comply with any other formality whatsoever.


                          Section 7
    (Deposit, Period for Presentation and Prescription)

1. The Issuer or the Guarantor may deposit with the lower court (Amtsgericht) of Frankfurt am Main upon passing of 12 months after the due date principal and interest not claimed by Bondholders within such 12 months with the waiver of the right to withdraw such deposit; such deposit will be at the risk and cost of such Bondholders. Upon such deposit all claims of such Bondholders against the Issuer or the Guarantor and against third parties that are liable for its obligations shall cease.

2.   The period for presentation of Bonds due, as established in
Section 801 paragraph 1 sentence 1 of the German Civil Code
(Buergerliches Gesetzbuch), is reduced to ten years.

3. The period for prescription for Bonds presented for payment during the presentation period shall be two years beginning at the end of the relevant presentation period.


                           Section 8
          (Pari passu, Negative Pledge of the Issuer)

1. The obligations represented by the Bonds rank at least pari passu with all other unsecured and unsubordinated obligations of the Issuer arising from borrowed money.

2. The Issuer undertakes vis-a-vis Dresdner Bank, until such time as principal and interest and Additional Amounts pursuant to Section 5, if any, have been completely placed at the disposal the Paying Agent, not to secure or have secured by mortgage, pledge or any other encumbrance upon its own assets any present or future Capital Market Indebtedness and any guarantee or indemnity given in respect thereof, unless this Issue at the same time shares pari passu and pro rata in such security.

3. Within the context of these Terms and Conditions of the Issue "Capital Market Indebtedness" of the Issuer means any present or future indebtedness of the Issuer, or guarantee or indemnity of the Issuer for a present or future indebtedness of any third party or of any third party thereof, in form of bonds, notes or debentures or securities comparable to bonds, notes or debentures with an original maturity of more than one year, which can ordinarily be traded on any stock exchange or other securities market.


                            Section 9
         (Guarantee, Negative Pledge of the Guarantor)

1. Pursuant to the guarantee agreement dated 4 November 1999 made between the Guarantor and Dresdner Bank (the "Guarantee"), the Guarantor has assumed the unconditional and irrevocable
Guarantee for the due payment of principal and interest and Additional Amounts pursuant to Section 5, if any. The Guarantee constitutes a contract in favour of the respective Bondholders as third party beneficiaries pursuant to paragraph 328 (1) German Civil Code giving rise to the right to each of such Bondholders to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor.
Accordingly the Guarantor will make all due payments upon first demand. Copies of the Guarantee are available at the head office of Dresdner Bank in Frankfurt am Main.

2. The Guarantor has undertaken in a separate declaration in favour of the Bondholders dated 4 November 1999 (the
"Declaration of Undertaking"), until such time as principal and interest and Additional Amounts pursuant to Section 6, if any, have been completely placed at the disposal of the Paying Agent, not to secure or have secured by mortgage, pledge or any other real encumbrance upon its own assets and present or future
Capital Market Indebtedness and any guarantee or indemnity given in respect thereof, without the Bondholders at the same time sharing pari passu and pro rata in such security. The
Declaration of Undertaking constitutes a contract in favour of the respective Bondholders as third party beneficiaries pursuant to paragraph 328 (1) of the German Civil Code giving rise to the right of each of such Bondholders to require performance of the obligations undertaken in the Declaration of Undertaking directly from the Guarantor and to enforce such obligations directly against the Guarantor. Copies of the Declaration of Undertaking are available at the head office of Dresdner Bank in Frankfurt am Main.

3. Within the context of these Terms and Conditions of the Bonds "Capital Market Indebtedness" of the Guarantor means any present or future indebtedness of the Guarantor, or guarantee or indemnity of the Guarantor for a present or future indebtedness of any third party or of any third party thereof, in form of bonds, notes or debentures or securities comparable to bonds, notes or debentures with an original maturity of more than one year, which can ordinarily be traded on any stock exchange or other securities market.



                            SECTION 10
                (Call Right of the Bondholders)

1. The Issuer or the Guarantor is not, except in the events mentioned in Section 5 entitled to call the Bonds for early repayment.

2. Each Bondholder is entitled to declare due by notice his entire claims arising from the Bonds and to demand payment at par plus accrued interest, if

a) the Issuer or the Guarantor, for any reason whatsoever, fails to pay within 7 banking days after the relevant due date principal or interest on this Issue, including Additional Amounts which may have to be paid according to Section 5, or

b) the Issuer or the Guarantor, for any reason whatsoever, fails to duly perform any other obligation under these Terms and Conditions of the Bonds, in particular pursuant to Section 8 paragraph 2 and Section 9 paragraph 2, for any reason whatsoever, and such failure continues for more than 15 banking days after receipt of a written notice from the Paying Agent, or

c) the Issuer or the Guarantor, within 30 days after the due date fails to fulfil an obligation to pay principal or interest in respect of, or is called upon to repay prematurely due to default, any other obligations arising from borrowed money having an initial maturity of more than one year and an aggregate principal amount of at least Euro 30,000,000 or its equivalent in other currencies, or if securities granted therefor are enforced on behalf of or by the creditors entitled thereto and the failure, default or enforcement is not caused by the fact that the Issuer or the Guarantor is prevented, directly or indirectly, by any government or other authority from fulfilling the relevant obligations, or

d) the Issuer or the Guarantor announce its inability to meet its financial obligations, or

e) insolvency proceeding is commenced by court against the Issuer or the Guarantor which shall not have been dismissed or stayed within 75 days after the commencement thereof, or the Issuer institutes such a proceeding or suspends payments, or

f) the Issuer or the Guarantor ceases all or substantially all of its business operations or sells or disposes of its assets or a substantial part thereof and (i) thus diminishes considerably the value of its assets and (ii) for this reason it becomes likely that the Issuer or the Guarantor may not fulfil its payment obligations against the Bondholders unless the purchaser of such assets assumes the Issuer's or Guarantor's obligations, as the case may be, or

g) the Issuer or the Guarantor enter into liquidation, unless such liquidation is to take place in connection with a merger, consolidation or any other form of combination with another company and such company assumes all obligations arising from these Terms and Conditions of the Bonds, or

h) any governmental order, decree or enactment shall be made in or by the United States or the Federal Republic of Germany whereby the Issuer or the Guarantor is prevented from observing and performing in full its obligations as set forth in these Terms and Conditions and in the Guarantee, respectively, and this situation is not cured within 90 days.

3. Such notice for repayment has to be addressed in writing by the Bondholders to the Paying Agent; such notice will become effective upon receipt by the Paying Agent. The notice should contain a proof-of-ownership, e.g. an up-to-date certificate of deposited securities. Claims fall due 30 days after receipt of such notice unless, in the case of paragraph 2 b), the obligation has been fulfilled or, in the case of paragraph 2 c), the obligation has been fulfilled or the performance thereof has been waived or postponed prior thereto.

4. A call by Bondholders shall be announced by the Issuer in accordance with Section 13.


                          Section 11
          (Assignment of the Function as Paying Agent)

1. Should any event occur which in the opinion of Dresdner Bank would prevent it from acting as Paying Agent Dresdner Bank will with the consent of the Issuer appoint an appropriate bank as Paying Agent and such appropriate bank shall assume all the paying bank's obligations.

2. Should Dresdner Bank be unable to transfer its function as Paying Agent the Issuer will be obligated to appoint an appropriate bank or company of international standing or another bank of international standing as Paying Agent.

3. A transfer of the function as paying agency must be publicly announced without delay in accordance with Section 13 or, should this prove to be impossible, in some other way by Dresdner Bank or by the Issuer, as the case may be.


                         Section 12
                (Substitution of the Issuer)

1. The Issuer shall be entitled at any time without the consent of the Bondholders to substitute for the Issuer either the Guarantor or any other company of which 100 per cent. of the shares carrying the right to vote are directly or indirectly wholly owned by the Guarantor, as issuer ("New Issuer") in respect of all obligations arising from or in connection with the Bonds, if

a) the New Issuer assumes all obligations of the Issuer arising from or in connection with the Bonds,

b) the New Issuer has obtained any necessary authorisation from the competent authorities to the effect that the New Issuer may transfer to the Paying Agent, in Euro and without the withholding at source or deduction at source of any taxes, fees or duties, all amounts required for the performance of the payment obligations arising from or in connection with the Bonds,

c) the Guarantor, except the case where it is the New Issuer, irrevocably and unconditionally guarantees such obligations of the New Issuer according to Section 9.

2. In the event of such substitution, any reference in these Terms and Conditions of the Bonds to the Issuer shall from then on be deemed to refer to the New Issuer; any reference to the United States shall from then on be deemed to refer to the country where the New Issuer is domiciled or, if different, is treated as resident for tax purposes.

3. Any substitution effected in accordance with paragraph 1 shall be binding on the Bondholders and shall be announced in accordance with Section 13.


                             SECTION 13
                          (Announcements)

All announcements regarding these Bonds shall be published in at least one national newspaper authorised by the Frankfurt Stock
Exchange where the Bonds are listed for trading with official quotation.


                           Section 14
    (Applicable Law, Place of Performance and Jurisdiction)

1. The form and content of the Bonds as well as all the rights and duties arising therefrom shall be governed exclusively by the law of the Federal Republic of Germany. Place of performance is Frankfurt am Main.

2. Non-exclusive court of venue for all litigation with the Issuer arising from legal relations established in these Terms and Conditions of the Bonds is Frankfurt am Main. For litigation, if any, between the Bondholders and the Issuer which are brought before courts in the Federal Republic of Germany, the Issuer appoints Dyckerhoff AG as agent for service of process.

3. The Bondholders are also entitled to assert their claims against the Issuer before courts in the United States. Also in such cases the laws of the Federal Republic of Germany shall be applied.


                            Section 15
                      (Partial Invalidity)

Should any of the provisions contained in these Terms and Conditions of the Bonds be or become invalid or unenforceable, the validity or the enforceability of the remaining provisions shall not in any way be affected or impaired thereby. In this case, the invalid provision shall be deemed to be replaced by a provision which to the extent legally possible provides for an interpretation in keeping with the meaning and the economic purposes of these Terms and Conditions of the Bonds at the time of the issue of the Bonds. Under circumstances in which these Terms and Conditions of the Bonds prove to be incomplete, a supplementary interpretation in accordance with the meaning and the purposes of these Terms and Conditions of the Bonds under due consideration of the legitimate interests of the parties involved shall be applied.